Exhibit 10.3

This document was prepared by and
after recording should be returned to:
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attn:  Ari J. Rotenberg, Esq.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
AND FIXTURE FILING

made by

BEHRINGER HARVARD SOUTH RIVERSIDE, LLC
Borrower

in favor of

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
Lender

Dated as of June 2, 2006

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”), made as of June 2, 2006, by BEHRINGER HARVARD SOUTH RIVERSIDE, LLC, a Delaware limited liability company having an office at 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, (“Borrower”), to GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, (together with its successors and assigns, hereinafter referred to as “Lender”), having an address at 600 Steamboat Road, Greenwich, Connecticut 06830.

Borrower and Lender have entered into a Loan Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the “Loan Agreement”) pursuant to which Lender is making a secured loan to Borrower in the maximum principal amount of Two Hundred Two Million and No/Dollars ($202,000,000) (the “Loan”). Capitalized terms used herein without definition are used as defined in the Loan Agreement. The Loan is evidenced by a Note dated the date hereof made by Borrower to Lender in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Note”).

Borrower is the owner of fee simple title to certain parcels of real property (the “Premises”) located in the County of Cook, State of Illinois and more particularly described in Exhibit A attached hereto, and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and other improvements now or hereafter located thereon (collectively, the “Improvements”).

To secure the payment of the Note and all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Mortgage, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Borrower for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”), Borrower has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Lender, the Premises and the Improvements.

TOGETHER WITH:  all right, title, interest and estate of Borrower now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Property”):

(a)           all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements; and every part and parcel thereof, with the appurtenances thereto;

(b)           all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Borrower in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the State where the Property is located (the “UCC”), superior in lien to the lien of this Mortgage;

(c)           all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;

(d)           all leases and other agreements or arrangements heretofore or hereafter entered into providing for the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the “Leases”) and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees (other than fees paid under the Management Agreement and salaries paid to employees) from any and all sources arising from or attributable to the Premises and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Borrower or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e)           all proceeds of and any unearned premiums on any insurance policies covering the Property (in the case of a blanket policy of insurance, to the extent allocable to the Property), including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(f)            the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(g)           all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”);

(h)           all accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which Borrower now has or may hereafter acquire in the Property or any part thereof;

(i)            all rights which Borrower now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ and paralegals’ fees and disbursements) relating to the Property or any part thereof; and

(j)            any and all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing and any and all other security and collateral of any nature whatsoever granted by Borrower to Lender, including, without limitation, the Subaccounts, all funds or monies held in the Subaccounts, any Letters of Credit held by Lender and any other funds and monies held or controlled by Lender.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Borrower, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents acquired by the Borrower after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Borrower represents and warrants to and covenants and agrees with Lender as follows:

PART I - GENERAL PROVISIONS

1.             Payment of Debt and Incorporation of Covenants Conditions and Agreements. Borrower shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Borrower (i) agrees to insure, repair, maintain and restore damage to the Property, pay Taxes and Other Charges, and comply with Legal Requirements, in accordance with the Loan Agreement, and (ii) agrees that the Proceeds of Insurance and Awards for Condemnation shall be settled, held and applied in accordance with the Loan Agreement.

2.             Leases and Rents.

(a)           Borrower does hereby absolutely and unconditionally assign to Lender all of Borrower’s right, title and interest in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind Lender to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Lender. Nevertheless, subject to the terms of this paragraph, Lender grants to Borrower a revocable license to operate and manage the Property and to collect the Rents subject to the requirements of the Loan Agreement (including the deposit of Rents into the Clearing Account). Upon an Event of Default, without the need for notice or demand, the license granted to Borrower herein shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents in the Clearing Account, the Deposit Account (including all Subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Lender enters upon or takes control of the Property. Borrower hereby grants and assigns to Lender the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Unless prohibited by applicable law, any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

(b)           Borrower shall not enter into, modify, amend, cancel, terminate or renew any Lease except as provided in Section 5.10 of the Loan Agreement.

3.             Use of Property. Except as provided in the Loan Agreement, (a) Borrower shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property; (b) if under applicable zoning provisions the use of the Property is or shall become a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Lender; and (c) Borrower shall not (i) change the use of the Property, (ii) permit or suffer to occur any waste on or to the Property, or (iii) take any steps to convert the Property to a condominium or cooperative form of ownership.

4.             Transfer or Encumbrance of the Property.

(a)           Borrower acknowledges that (i) Lender has examined and relied on the creditworthiness and experience of the principals of Borrower in owning and operating properties such as the Property in agreeing to make the Loan, (ii) Lender will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the Debt, and (iii) Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Property. Borrower shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Property or any part thereof, or suffer or permit any Transfer to occur, other than a Permitted Transfer or as otherwise expressly permitted under the Loan Documents.

(b)           Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Transfer in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property (and every other Transfer) regardless of whether voluntary or not. Any Transfer made in contravention of this Paragraph 4 shall be null and void and of no force and effect. Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any Permitted Transfer.

5.             Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay such tax, with interest and penalties thereon, if any. If Lender is advised by its counsel that the payment of such tax or interest and penalties by Borrower would be unlawful, taxable to Lender or unenforceable, or would provide the basis for a defense of usury, then Lender shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

6.             No Credits on Account of the Debt. Borrower shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate tax purposes by reason of this Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

7.             Further Acts, Etc. Borrower shall, at its sole cost, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage or for facilitating the sale and transfer of the Loan and the Loan Documents in connection with a Secondary Market Transaction as described in Section 9.1 of the Loan Agreement. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including such rights and remedies available to Lender pursuant to this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Lender shall not execute any document as attorney-in-fact of Borrower unless (x)  Borrower shall have failed or refused to execute the same within five (5) Business Days after Lender’s request therefor, or (y) in Lender’s good faith determination it would be materially prejudiced by the delay involved in making such a request. Lender shall give prompt notice to Borrower of any exercise of the power of attorney as provided for in this Paragraph 7, along with copies of all documents executed in connection therewith.

8.             Recording of Mortgage, Etc. Borrower forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, shall cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower shall pay all filing, registration and recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Mortgage, any Mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, except where prohibited by applicable law so to do. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Mortgage.

9.             Right to Cure Defaults. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Lender upon demand.

10.           Remedies.

(a)           Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, by Lender itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(i)            declare the entire Debt to be immediately due and payable;

(ii)           institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by applicable law, by advertisement, by action or otherwise, for the complete foreclosure of this Mortgage, in which case the Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iii)          with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

(iv)          sell for cash or upon credit the Property and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by applicable law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by applicable law;

(v)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vi)          recover judgment on the Note either before, during or after any proceeding for the enforcement of this Mortgage;

(vii)         apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt andwithout regard for the solvency of the Borrower or of any person, firm or other entity liable for the payment of the Debt;

(viii)        enforce Lender’s interest in the Leases and Rents and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and employees therefrom, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) unless prohibited by applicable law, apply the receipts from the Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of Lender, and its counsel, agents and employees;

(ix)           require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Borrower, and require Borrower to vacate and surrender possession of the Property to Lender or to such receiver, and, in default thereof, evict Borrower by summary proceedings or otherwise;

(x)            foreclose this Mortgage in accordance with the laws of the State of Illinois. The costs and expenses incurred by Lender in the exercise of any of the remedies provided in this Mortgage shall be secured by this Mortgage; or

(xi)           pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Borrower relating to the Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien on the remaining portion of the Property.

(b)           The proceeds of any sale made under or by virtue of this Paragraph 10, together with any other sums which then may be held by Lender under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper.

(c)           Lender may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)           Upon the completion of any sale or sales pursuant hereto, Lender, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Any sale or sales made under or by virtue of this Paragraph 10, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

(e)           Upon any sale made under or by virtue of this Paragraph 10, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Mortgage or any other Loan Document.

(f)            No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Mortgage upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

(g)           Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 10 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(h)           Lender may resort to any remedies and the security given by this Mortgage or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Lender’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Lender to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default, or Borrower’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Lender in exercising its rights and remedies under this Paragraph 10 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Borrower immediately upon notice from Lender, with interest at the

Default Rate for the period after notice from Lender, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

(i)            The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

11.           Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Lender and its agents shall have the right to enter and inspect the Property at any reasonable time during the term of this Mortgage. The cost of such inspections or audits shall be borne by Borrower should Lender determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender. The cost of such inspections, if not paid for by Borrower following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

12.           Security Agreement.

(a)           This Mortgage is both a real property Mortgage and a “security agreement” within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. Borrower by executing and delivering this Mortgage has granted and hereby grants to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the UCC (such portion of the Property so subject to the UCC being called in this paragraph the “Collateral”). This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC and is to be filed for record in the real estate records where any part of the Property (including said fixtures) is situated. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral, sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Lender’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional UCC forms or continuation statements, Borrower shall, promptly after request, execute, file and record such UCC forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower’s obligations under the Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements (be they unsigned or signed only by Lender, as secured party) in connection with the Collateral covered by this Mortgage.

13.           Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect its or their interest in the Property. Lender shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

14.           Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all homestead, appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law. The lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Lender and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Lender of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Lender to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property so released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Lender may foreclose, or exercise any other remedy available to Lender under any of the other Loan Documents without first exercising or enforcing any of its remedies under this Mortgage, and any exercise of the rights and remedies of Lender hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Lender’s rights and remedies thereunder.

15.           Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Loan Agreement.

16.           Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such invalid, illegal or unenforceable provision, and so construing the remaining provisions of this Mortgage shall not be deemed to invalidate or render such remaining provisions hereof unenforceable, and to such ends the provisions hereof are deemed to be severable.

17.           Headings. The paragraph headings in this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18.           Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

19.           Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form; and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of a fee interest in the Property or any part thereof,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the words “Property” shall include any portion of the Property and any interest therein, the words “include” and “including” shall be deemed to mean “including but not limited to” and the words “attorneys’ fees” shall include any and all attorneys’ fees, paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property and Collateral and enforcing its rights hereunder.

20.           Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part thereof.

21.           Assignments. Lender shall have the right to assign or transfer its rights under this Mortgage in connection with any transfer of its interest in the Loan, or any portion thereof, in accordance with the Loan Agreement. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Mortgage.

22.           Waiver of Jury Trial. BORROWER AND BY ITS FUNDING OF THE LOAN, LENDER, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

23.           Consents. Any consent or approval by Lender in any single instance shall not be deemed or construed to be Lender’s consent or approval in any like matter arising at a subsequent date, and the failure of Lender to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Lender be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Lender pursuant hereto shall be narrowly construed to be applicable only to Borrower and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Lender a venturer or partner with Borrower nor shall privity of contract be presumed to have been established with any such third party. If Lender deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Borrower shall reimburse Lender for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

24.           Loan Repayment and Defeasance. The lien of this Mortgage shall be terminated, released and reconveyed of record by Lender prior to the Maturity Date only in accordance with the terms and provisions set forth in the Loan Agreement.

25.           Governing Law. This Mortgage shall be governed by, and be construed in accordance with, the laws of the state in which the Property is located without regard to conflict of law provisions thereof.

26.           Exculpation. The liability of Borrower hereunder is limited pursuant to Section 10.1 of the Loan Agreement.

PART II - ILLINOIS PROVISIONS

27.           State Specific Provisions. The following provisions shall also constitute an integral part of this Mortgage. Furthermore, in the event that any prior provisions set forth in Part I of this Mortgage conflict with the following provisions of this Part II of this Mortgage, the provisions of this Part II shall control and shall be deemed a modification of or amendment to the section or provision in Part I at issue

(a)           Borrower represents and warrants to Lender that the proceeds of the obligations secured hereby shall be used solely for business purposes and in furtherance of the regular business affairs of Borrower, and the entire principal obligations secured by this Mortgage constitute (i) a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4(1)(c), and (ii) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(1)(l).

(b)           As to all of the above-described personal property which is or hereafter becomes a “fixture” under applicable law, this Mortgage is intended to constitute a fixture filing within the purview of Section 9-402(6) of the Illinois Uniform Commercial Code, as amended or recodified from time to time.

(c)           This Mortgage secures the payment of the entire indebtedness secured hereby; provided, however, that the total amount secured by this Mortgage (excluding interest, costs, expenses, charges, fees, protective advances and indemnification obligations, all of any type or nature) shall not exceed an amount equal to two hundred percent (200%) of the face amount of the Note.

(d)           Pursuant to the terms of the Collateral Protection Act, 815 ILCS 180/1 et seq., Borrower is hereby notified that unless Borrower provides Lender with evidence of the insurance coverage required by this Mortgage, Lender may purchase insurance at Borrower’s expense to protect Lender’s interests in the Property, which insurance may, but need not, protect the interests of Borrower. The coverage purchased by Lender may not pay any claim made by Borrower or any claim made against Borrower in connection with the Property. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained the insurance as required hereunder. If Lender purchases insurance for the Property, the Borrower will be responsible for the costs of such insurance, including interest and any other charges imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the indebtedness secured hereby. The costs of such insurance may be greater than the cost of insurance Borrower may be able to obtain for itself.

(e)           It is the intention of Borrower and Lender that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 5/15-1101 et seq., and with respect to such Act, Borrower agrees and covenants that:

(i)            Lender shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Lender shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference. If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act. If any provision of this Mortgage shall grant to Lender (including Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of Section 10(a) of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Lender or in such receiver under the Act in the absence of said provision, Lender and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Lender which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated specifically in this Mortgage, shall be added to the indebtedness  secured hereby and/or by the judgment of foreclosure;

(ii)           Wherever provision is made in this Mortgage or the Loan Agreement for insurance policies to bear mortgage clauses or other loss payable clauses or endorsements in favor of Lender, or to confer authority upon to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control the use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of the Lender shall continue in the Lender as judgment creditor or mortgagee until confirmation of sale;

(iii)          In addition to any provision of this Mortgage authorizing the Lender to take or be placed in possession of the Property, or for the appointment of a receiver, Lender shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in the possession of the Property or at its request to have a receiver appointed, and such receiver, or Lender, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties and provisions for in Sections 15-1701 and 15-1703 of the Act;

(iv)          Borrower acknowledges that the Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act; and

(v)           Borrower hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every Person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Borrower and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Section 5/15-1601 of the Act or other applicable law or replacement statutes.

(f)            Without limitation on anything contained in this Mortgage, all advances, disbursements and expenditures made by Lender before and during a foreclosure, and before and after a judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage or by the Act, shall have the benefit of all applicable provisions of the Act, including, without limitation, those provisions of the Act referred to below (collectively, “Protective Advances”):

(i)            all advances made by Lender in accordance with the terms of this Mortgage to:  (A) preserve or maintain, repair, restore or rebuild any improvements upon the Property; (B) preserve the lien of this Mortgage or the priority thereof; or (C) enforce this Mortgage, as referred to in Subsection (b)(5) of Section 5-1302 of the Act;

(ii)           payments made by Lender of: (A) when due installments of principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance on the Property; (B) when due installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Property or any part thereof; (C) other obligations authorized by this Mortgage; or (D) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 15-1505 of the Act;

(iii)          advances made by Lender in settlement or compromise of any claims asserted by claimants under senior mortgages or any prior liens;

(iv)          reasonable attorneys’ fees and other expenses incurred: (A) in connection with the foreclosure of this Mortgage as referred to in Section 15-1504(d)(2) and 15-1510 of the Act; (B) in connection with any action, suit or proceeding brought by or against Lender for the enforcement of this Mortgage or arising from the interest of Lender hereunder; or (C) in the preparation for the commencement or defense of any such foreclosure or other action;

(v)           Lender’s reasonable, out-of-pocket fees and costs, including attorneys’ fees, arising between the entry of judgment of foreclosure and confirmation hearing as referred to in Subsection (b)(l) of Section 15-1508 of the Act.

(vi)          expenses deductible from proceeds of sale as referred to in subsections (a) and (b) of Section 15-1512 of the Act; and

(vii)         reasonable, out-of-pocket expenses incurred and expenditures made by Lender with respect to the Property for anyone or more of the following: (A) if all or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof; (B) if any interest in the Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (C) premiums for casualty and liability insurance paid by Lender whether or not Lender or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining existing insurance in effect at the time any receiver or mortgagee takes possession of the Property as imposed by subsection (c)(1) of Section 15-1704 of the Act; (D) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (E) payments required or reasonably deemed by Lender to be for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Property; (F) shared or common expense assessments payable to any association or corporation in which the owner of the Property is a member if in any way affecting the Property; (G) costs incurred by Lender for demolition, preparation for and completion of construction; and (H) pursuant to any lease or other agreement, for occupancy of the Property.

All Protective Advances shall be additional indebtedness secured by this Mortgage and shall become due and payable within ten (10) days after written request therefor from Lender and with interest thereon from the date of the advance until paid at the applicable rate set forth in the Loan Agreement. This

Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to subsection (b)(1) of Section 15-1302 of the Act. All Protective Advances shall, except to the extent, if any, that any of the same are clearly contrary to or inconsistent with the provisions of the Act, apply to and be included in: (A) determination of the amount of indebtedness secured by this Mortgage at any time; (B) the amount of the indebtedness found due and owing to Lender in a judgment of foreclosure and any subsequent, supplemental judgments, orders, adjudications or findings by any court of any additional indebtedness becoming due after such entry of judgment (it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose); (C) if right of redemption is deemed not to be waived by this Mortgage, computation of any amounts required to redeem, pursuant to Subsections (d)(2) and (e) of Section 5-1603 of the Act; (D) determination of amounts deductible from sale proceeds pursuant to Section 15-1512 of the Act; (E) application of income in the hands of any receiver or mortgagee in possession; and (F) computation of any deficiency judgment pursuant to subsections (b)(2) and (e) of Section 15-1508 and Section 15-1511 of the Act.

(g)           The interest rate for the Loan is a rate of interest equal to (i) for the period from and including the date hereof through and including the last day of the Interest Period ending in the calendar month of June, 2008, 5.75% per annum, and (ii) for all periods thereafter, 6.191% per annum (or, in either such case, when applicable pursuant to the Loan Documents, the Default Rate). Notwithstanding the foregoing, Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that the provisions set forth in Section 10.17 of the Loan Agreement shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(h)           Subject to subsequent adjustments that may be made in accordance with the applicable terms and conditions of the Loan Documents, the maturity date of the Debt secured hereby is scheduled to occur on or about June 6, 2016.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
BORROWER’S SIGNATURE FOLLOWS ON NEXT PAGE.]

IN WITNESS WHEREOF, Borrower has executed this instrument as of the day and year first written above.

BEHRINGER HARVARD SOUTH RIVERSIDE, LLC,  a Delaware limited liability company

By: ___________________________

Gerald J. Reihsen, III, Secretary

[BORROWER’S SIGNATURE IS NOTARIZED ON NEXT PAGE]

ACKNOWLEDGMENT

State of __________          )

County of ________          )

I, __________________________, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Gerald J. Reihsen, III, personally known to me to be the secretary of BEHRINGER HARVARD SOUTH RIVERSIDE, LLC, a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Secretary he signed and delivered such instrument as his free and voluntary act and deed, and as the free and voluntary act and deed of such limited liability company, for the uses and purposes therein set forth.

Given under my hand and official seal this ____ day of ______, 2006.

___________________________________

Notary Public

My Commission Expires:    ________________________

EXHIBIT A
LEGAL DESCRIPTION

PARCEL 1:

All that parcel of land, being that portion above the space excepted, hereinafter defined, of that certain parcel of land in the County of Cook, State of Illinois, bounded and described as follows:

That part of Lot 5 lying above a horizontal plane, the elevation of which is 25.70 feet above the Chicago City Datum lying North of a line which is the South face of the Southerly columns of the 222 South Riverside Plaza Building extended East to the Chicago River and West to the East line of the West 20 feet of Lot 6;

ALSO

That part of Lot 5 lying above a horizontal plane the elevation of which is 25.70 feet above the Chicago City Datum and that part of Lot 6 in Railroad Companies’ Resubdivision of Blocks 62 to 76, both inclusive, Block 78, parts of Blocks 61 and 77 and certain vacated streets and alleys in School Section Addition to Chicago, a subdivision of Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, according to the plat of said resubdivision recorded in the Recorder’s Office of Cook County, Illinois, on March 29, 1924 in Book 188 of Plats at Page 16, as Document 8339751, said parcel of land being bounded and described as follows:

Beginning at the Northeast corner of Lot 5 and running thence Southwardly along the Easterly line of said Lot 5, a distance of 203.465 feet to an angle point in said Easterly lot line; thence continuing Southwardly along said Easterly lot line, a distance of 203.34 feet to the Southeast corner of said Lot 5; thence West along the South line of said Lots 5 and 6, a distance of 336.0 feet to the point of intersection of said South line of Lot 6 with the East line of the West 20 feet of said Lot 6; thence North along said East line of the West 20 feet of Lot 6, a distance of 396.545 feet to its intersection of the North line of said Lot 6; thence East along the North line of said Lot 6 and of said Lot 5, a distance of 247.50 feet to the point of beginning;

EXCEPTING, however, from the parcel of land above described the respective portions thereof lying below or beneath the level of the top of the finish floor slab of the Mezzanine Floor of the 222 South Riverside Plaza Building and the top of the finish floor slab of the plaza level between the circumscribing walls of the Mezzanine of said building and the property line, being designated as plus 17.50 feet and plus 32.50 feet, respectively, as shown on the transverse section and longitudinal section of said building attached to Lease dated January 15, 1969 and recorded January 31, 1969 as Document 20744919 and referred to therein as Appendix ‘B’, which Section Plans are made a part of this description, the elevation shown on said Section Plans have reference to Chicago City Datum as existing on October 21, 1968, (excepting therefrom that part of Lot 5 lying above a horizontal plane, the elevation of which is 25.70 feet above the Chicago City Datum lying North of a line which is the South face of the Southerly columns of the 222 South Riverside Plaza Building extended East to the Chicago River and West to the East line of the West 20 feet of Lot 6; also excepting therefrom the buildings and improvements located thereon).

PARCEL 2:

All that parcel of land, taken as a tract, being that portion above the space excepted hereinafter, described as follows:

A parcel of land being that part of Lot 6 in Railroad Companies’ Resubdivision lying below and extending downward from a horizontal plane at an elevation of 32.50 feet above Chicago City Datum, which is bounded and described as follows:

Commencing at the point of intersection of the South line of said Lot 6 with the East line of the West 115.75 feet of said Lot 6, and running thence North along said East line of the West 115.75 feet of Lot 6, a distance of 11.36 feet to an intersection with a line which is 105.75 feet South from and parallel with the Southerly face of the most Southerly row of columns supporting a multi-story office building situated on said Lot 6, said point of intersection being the point of beginning of said hereinafter described part of Lot 6; thence continuing North along said East line of the West 115.75 feet of Lot 6, a distance of 81.50 feet to an intersection with a line which is 24.25 feet South from and parallel with said Southerly face of said most Southerly row of columns; thence East along said last described parallel line, a distance of 18.25 feet to an intersection with the East line of the West 134.00 feet of said Lot 6; thence South along said East line of the West 134.00 feet of Lot 6, a distance of 81.50 feet to an intersection with said line which is 105.75 feet South from and parallel with the Southerly face of said most Southerly row of columns; and thence West along said last described parallel line, a distance of 18.25 feet to point of beginning;

Excepting however from the North 13.75 feet of said parcel of land that portion thereof lying below or beneath the level of the top of the finished floor slab of the ground floor of the 444 West Jackson building formerly known as Mercantile Exchange Building which is at an elevation of 30.83 feet above Chicago City Datum, and excepting from the South 18.00 feet of the North 31.75 feet of said parcel of land that portion thereof lying below or beneath the level of the top of the finished floor slab of the ground floor of said building which is at an elevation of 30.25 feet above Chicago City Datum, and excepting from the remainder of said parcel of land that portion thereof lying below or beneath the level of the top of the finished floor slab of the ground floor of said building in said remainder which is at an elevation of 28.25 feet above said Chicago City Datum (excepting therefrom the buildings and improvements located thereon).

ALSO

A parcel of land being that part of Lot 6 in said Railroad Companies’ Resubdivision lying below and extending downward from a horizontal plane at an elevation of 32.50 feet above Chicago City Datum, which is bounded and described as follows:

Commencing at the point of intersection of the South Line of said Lot 6 with the East line of the West 161.00 feet of said Lot 6, and running thence North along the East line of the West 161.00 feet of said Lot 6, a distance of 11.65 feet to an intersection with a line which is 105.75 feet South from and parallel with the Southerly face of the most Southerly row of columns supporting a multi-story office building situated on Lot 6, said point of intersection being the point of beginning for the hereinafter described part of Lot 6; thence continuing North along the East line of the West 161.00 feet of Lot 6, a distance of 107.08 feet to an intersection with a line which is 1.33 feet north from and parallel with said Southerly face of said most Southerly row of columns; thence East along said last described parallel line, a distance of 59.50 feet to an intersection with the East line of the West 220.50 feet of said Lot 6; thence South along the East line of the West 220.50 feet of said Lot 6, a distance of 25.58 feet to an intersection with a line which is 24.25 feet South from and parallel with said Southerly face of said most Southerly row of columns; thence East along said parallel line and along said parallel line extended, a distance of 57.75 feet to an intersection with the East line of the West 278.25 feet of said Lot 6; thence South along said East line of the West 278.25 feet of Lot 6, a distance of 14.25 feet; thence West along a line perpendicular to the East line of the West 278.25 feet aforesaid, a distance of 45.25 feet to an intersection with the East line of the West 233.00 feet of said Lot 6; thence South along said East line of the West 233.00 feet of Lot 6, a distance of 17.00 feet; thence East along a line perpendicular to the East line of the West 233.00 feet aforesaid, a distance of 45.25 feet to an intersection with said East line of the West 278.25 feet of Lot 6; thence South along the East line of the West 278.25 feet aforesaid, a distance of 50.25 feet to an intersection with said line which is 105.75 feet South from and parallel with the Southerly face of said most Southerly row of columns; thence West along said parallel line, a distance of 117.25 feet to the point of beginning;

EXCEPTING however from that part of said parcel of land lying West of the East line of the West 259.79 feet of said Lot 6 that portion thereof lying below or beneath the level of the top of the finished floor slab of the ground floor of the 444 West Jackson building formerly known as Mercantile Exchange Building which is at an elevation of 30.00 feet above Chicago City Datum, and excepting from those portions of said parcel of land lying East of said East line of the West 259.79 feet of said Lot 6 those portions thereof lying below or beneath the level of the top of the finished floor slab of the ground floor of said building which is at an elevation of 28.33 feet above Chicago City Datum, and excepting from said parcel of land the West 1.25 feet of the North 1.33 feet thereof occupied by a column and also excepting those parts thereof occupied by six other columns of said most Southerly row of columns, each of which six columns, measures 2.50 feet from East to West and extends 1.33 feet Southwardly into and upon said premises from the most Northerly line thereof;

AND ALSO EXCEPTING from said Parcel 1 and Parcel 2 the respective portions thereof taken by the National Railroad Passenger Corporation in condemnation pursuant to the condemnation action filed in the United States District Court for the Northern District of Illinois, Eastern Division, Case Number 89 C 1631, (excepting therefrom the buildings and improvements located thereon).

PARCEL 3:

The property and space lying between horizontal planes which are 42.25 feet and 90.00 feet, respectively, above Chicago City Datum, and enclosed by planes extending vertically upward from the surface of the earth, of a parcel of land comprised of a part of Lot 6, and of a part of South Canal Street lying West of and adjoining said Lot 6, in Railroad Companies’

Resubdivision of Blocks 62 to 76, both inclusive, Block 78, parts of Blocks 61 and 77, and certain vacated streets and alleys in School Section Addition to Chicago, a subdivision of Section 16, Township 39 North, Range 14 East of the Third Principal Meridian which parcel of land is bounded and described as follows:

Beginning on the East line of the West 20 feet of Lot 6, at a point which is 0.938 feet North from the South line of said Lot 6, and running thence West along a line perpendicular to the East line of the West 20 feet aforesaid, a distance of 25.416 feet; thence North, parallel with the West line of said Lot 6, a distance of 101.083 feet; thence East along a line perpendicular to the last described course, a distance of 25.416 feet to an intersection with the East line of the West 20 feet of said Lot 6; and thence South along the East line of the West 20 feet aforesaid, a distance of 101.083 feet to the point of beginning together with the space in which to construct, use, maintain, repair, replace or renew from time to time adequate columns and foundations for the building contemplated by the present lease in the excepted space, as defined in the existing Air Rights Lease dated January 15, 1969 and recorded January 31, 1969 as Document 20744919, all in Cook County, Illinois (excepting therefrom the buildings and improvements located thereon).

PARCEL 4A:

Non-exclusive easements of use, ingress and egress and for other purposes as an appurtenance to the estate and interest described as Parcels 1, 2 and 3 above, created and granted by that certain Easement and Operating Agreement made by and between LaSalle National Bank, as Trustee under Trust agreement dated December 1, 1983 and known as Trust Number 107363 and Chicago Union Station Company, a corporation of Illinois, dated April 19, 1989 and recorded April 19, 1989 as Document 89173341, in, over and across certain adjoining land more particularly described therein, in Cook County, Illinois.

Supplement to Easement and Operating Agreement made by and between Chicago Union Station Company and 222 Riverside Plaza Corporation recorded October 24, 2001 as Document 0010994188.

PARCEL 4B:

Easement for the benefit of Parcels 1, 2 and 3 as created by Easement and Operating agreement recorded as Document 89173341 for: a) stairway, escalator, passageway and corridor; b) emergency; c) ramp and loading dock and d) storage; over part of Lot 5 lying 25.70 feet above Chicago City Datum, Lot 6, part of Canal Street and the building and improvements located on the land and within the air rights located below the air rights leased and demised pursuant to the leases noted above and more particularly described on Exhibit ‘B’ attached thereto.

Supplement to Easement and Operating Agreement made by and between Chicago Union Station Company and 222 Riverside Plaza Corporation recorded October 24, 2001 as Document 0010994188.

PARCEL 4C:

A non-exclusive appurtenant easement in favor of Parcels 1, 2 and 3 as created by Deed of Easement dated January 16, 1990 and recorded January 31, 1990 as Document 90047309 made by LaSalle National Bank, as Trustee under Trust Agreement dated November 17, 1983 and known as Trust Number 107292 to Gateway IV Joint Venture, an Illinois general partnership, LaSalle National Bank, as Trustee under Trust Agreement dated December 1, 1983 and known as Trust Number 107361, LaSalle National Bank, as Trustee under Trust Agreement dated December 1, 1983 and known as Trust Number 107362, and LaSalle National Bank, as Trustee under Trust Agreement dated December 1, 1983 and known as Trust Number 107363 for the use of 1,100 public parking spaces in the garage, as defined therein, with rights of ingress and egress and an easement for the purpose of construction of such repairs or restoration for the period required to complete such repairs or restoration on, over, and across the following described legal description:

Lots 5, 6, 7, and 8 (except from said lots that part falling in alley) in Block 49 in School Section Addition to Chicago in Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

As amended by First Amendment to Deed of Easement dated February 9, 1990, and recorded October 9, 1990, as Document Number 90491486.

PARCEL 5:

Non-exclusive easements of use, ingress and egress, foundation, support and for other purposes as an appurtenance to the estate and interest described as Parcels 1, 2 and 3 above, created and granted by that certain Easement and Operating Agreement made by and between Chicago Union Station Company and 222 South Riverside Fee, LLC and recorded October 24, 2001 as Document 0010994189 in, over and across certain adjoining land more particularly described therein, in Cook County, Illinois.

Addresses:
222 S. Riverside Plaza, Chicago, IL
444 W. Jackson Blvd., Chicago, IL

PINs :

17-16-115-003-0000
17-16-115-004-0000
17-16-115-003-6030
17-16-115-003-6031
17-16-115-004-6003
17-16-115-004-6004